Exhibit 16.1
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Letterhead of S. W. Hatfield, CPA
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December 20, 2007


U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Gentlemen:


On December 20, 2007, the Certified Public Accounting Firm of
S. W. Hatfield, CPA received a draft copy of a Form 8-K to be filed by Epicus Communications Group, Inc. (Company) (SEC File #000-17058, CIK #800401) reporting an Item 4.01 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the draft
Form 8-K,  Item 4.01 disclosures provided to us.

Yours truly,

/s/ S. W. Hatfield, CPA
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S. W. Hatfield, CPA
Dallas, Texas